EXHIBIT 10.4

NLDM ONE, L.L.C.
FLIM FLAM FILMS, L.L.C.
 VOODOO PRODUCTION SERVICES, L.L.C.

NOTICE OF ASSIGNMENT AND DIRECTION TO PAY

Please make reference to the Agreement between NATIONAL LAMPOON, INC. ("NL") and FLIM FLAM FILMS, LLC ("Flim Flam") (together the "Parties") dated as of April 30, 2007 for the distribution of the motion picture "DIRTY MOVIE" or "NATIONAL LAMPOON'S DIRTY MOVIE" (the "Picture") as therein defined ("NL Agreement").

Unless defined herein, words and phrases appearing in this Notice of Assignment and Direction to Pay shall have the meaning as defined in the NL Agreement.

1. Please take notice that the interest of Flim Flam in the Agreement has been contributed to NLDM ONE, L.L.C. ("NLDM ONE") pursuant to a Contribution Agreement dated as of January 31, 2008 between Flim. Flam and NLDM ONE, and accordingly, the Licensee has assigned its 75% interest in the gross receipts of the Picture (as provided in paragraph 3 of the NL Agreement) to NLDM ONE. Notwithstanding the foregoing, Flim Flam has retained its right of recoupment of Production costs at 120% as provided in the penultimate sentence of paragraph 3 of the NL Agreement, except as provided in paragraph 2 below.

2. In light of certain distribution and production services performed for the Picture by Voodoo Production Services, LLC ("Voodoo"), as well as certain other financial considerations, NLDM ONE has agreed to assign an amount equal to 8% of the gross receipts of the Picture to Voodoo. In addition, Flim Flam has agreed to assign Voodoo the first $190,000 that it will be entitled to receive pursuant to its right of recoupment of Production costs as set forth in paragraph. 3 of the NL Agreement.

Accordingly, the Parties hereby agree that paragraph 3 of the NL- Agreement shall be revised to read as follows:

"3. DIVISION OF GROSS RECEIPTS: Gross receipts from the Picture shall be divided as follows: First, NL will receive its 8% trademark fee,
Next, NL will receive its distribution fee, which is 20% when distributing directly and a 5% override if being distributed by a third party.

Next, Voodoo Production Sendees, LLC ("Voodoo") will receive its 8% distribution/production fee (equal in amount, to NL's 8% trademark fee), provided that payment of Voodoo's 8% distribution/production fee shall be deferred until NL (or it sub-distributor) recoups 120% of P&A and Licensee (or its assignee - including Voodoo) recoups 120% of Production costs. Next, recoupment by NL- (or its sub-distributor) of P&A at 120%. P&A will be a minimum of S .100,000.00 and a maximum of $300,000.00 without the written approval of Licensee. 20-40% of the P&A will be spent on NL platforms and other NL media.
Next, recoupment by Licensee of Production costs at 120%. Production costs will be a minimum of §100,000 and a maximum of 5200,000.00 without the written approval of NL, provided S190,000 of this amount will be paid to Voodoo as specified below.
The balance will be divided 75% to Licensee and 25% to NL, provided that Voodoo's 8%
distribution/production fee shall not be included in the computation of the balance for puiposes of calculating the 25% due to NL.

Any and all payments made by NL with respect to amounts owed to Voodoo as assignee of NLDM ONE and/or Flim Flam, as applicable, shall be paid as and when due and payable to Voodoo Production Services, LLC, if by wire transfer to:

Account: Voodoo Production Services, LLC
Bank: The Business Bank of St. Louis
St. Louis, Missouri
Account Number: 12984420
Routing No. 081018998
(or to such other address or account as Voodoo may designate in writing)

NL acknowledges that it will pay all funds relating to amounts assigned by NLDM ONE and/or Flim Flam, as applicable, to Voodoo under the NL Agreement to the above account.

All other clauses and conditions set forth in the NL Agreement, not herein amended, for any legal purposes shall remain in full force and effect and bind the parties and are hereby ratified and confirmed.

IN WITNESS HEREOF, the parties hereto have agreed and caused this Notice of Assignment and

Direction to Pay to be executed by their duly authorized representatives effective as of October 1, 2008.                                                                                               --^